DEUTSCHE FAMILY OF FUNDS, INC.

                             DISTRIBUTOR'S CONTRACT

         AGREEMENT made this ____ DAY OF __________, 19___, by and between DEUTSCHE FAMILY OF FUNDS, INC. (the "CORPORATION"), a MARYLAND CORPORATION, and Edgewood Services, Inc. ("Edgewood"), a New York Corporation.

         In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

         1. The CORPORATION hereby appoints EDGEWOOD as its agent to sell and distribute shares of the CORPORATION which may be offered in one or more series (the "Funds") consisting of one or more classes (the "Classes") of shares (the "Shares"), as described and set forth on one or more exhibits to this Agreement, at the current offering price thereof as described and set forth in the current Prospectuses (as defined herein) of the CORPORATION. EDGEWOOD hereby accepts such appointment and agrees to provide such other services for the CORPORATION, if any, and accept such compensation from the CORPORATION, if any, as set forth in the applicable exhibits to this Agreement.

         2. As used herein, the term "Registration Statement" shall mean the registration statement most recently filed from time to time by the Corporation with the Securities and Exchange commission (the "Commission") and effective under the Securities Act of 1933, as amended (the "1933 Act"), and the Investmetn Company Act of 1940, as amended (the "1940 Act"), as such registration statement is amended by any amendments thereto at the time in effect. The term "Prospectus" shall mean each prospectus included as part of the Corporation's Registration Statement, as such prospectus may be amended or supplemented from time to time. The term "SAI" shall mean each Statement of Additional Information included as part of the Corporation's Registration Statement, as such Statement of Additional Information may be amended or supplemented from time to time.

         3. The sale of any Shares may be suspended without prior notice whenever in the judgment of the CORPORATION it is in its best interest to do so.

         4. Neither EDGEWOOD nor any other person is authorized by the CORPORATION to give any information or to make any representation relative to any Shares other than those contained in the Registration Statement, any Prospectus, or any SAI, or in any supplemental information to said Prospectuses or SAIs approved by the CORPORATION. EDGEWOOD agrees that any other information or representations other than those specified above which it or any dealer or other person who purchases Shares through EDGEWOOD may make in connection with the offer or sale of Shares, shall be made entirely without liability on the part of the CORPORATION. No person or dealer, other than EDGEWOOD, is authorized to act as agent for the CORPORATION for the purpose of the sale and distribution of Shares. EDGEWOOD agrees that in performing its duties hereunder, it will act in conformity with the Articles of Incorporation and the By-laws of the Corporation, the Registration Statement and each Prospectus and SAI relating to Shares and with the instructions and directions of the Board of Directors of the Corporation, and will comply with and conform in all material respects to the requirements of applicable state and federal laws and the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD"), including its Rules of Fair Practice.

         5. This Agreement is effective with respect to each Class as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Class


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presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial term of this Agreement for one year from the date hereof, and thereafter for successive periods of one year if such continuance is approved at least annually with respect to each Fund and Class as to which it is to continue in effect by the DIRECTORS of the CORPORATION, including a majority of the members of the Board of DIRECTORS of the CORPORATION who are not "interested persons"(as defined in the 1940 Act) of either party hereto cast in person at a meeting called for that purpose and, if applicable, as provided in
Section 10(a). If a Class is added after the first annual approval by the DIRECTORS as described above, this Agreement will be effective as to that Class upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Agreement by the DIRECTORS and thereafter for successive periods of one year, subject to approval as described above.

         6. This Agreement may be terminated with regard to a particular Fund or Class at any time, without the payment of any penalty, by the vote of a majority of the DisinterestedDIRECTORS or by a majority of the outstanding voting securities of the particular Fund or Class, on not more than sixty (60) days' written notice to the Distributor. This Agreement may be terminated with regard to a particular Fund or Class by EDGEWOOD on sixty (60) days' written notice to the CORPORATION.

         7. This Agreement may not be assigned by EDGEWOOD and shall automatically terminate in the event of an assignment by EDGEWOOD (as defined in the 1940 Act), provided, however, that EDGEWOOD may, with the prior written consent of the Corporation, employ such other person, persons, corporation or corporations as it shall determine in order to assist it in carrying out its duties under this Agreement.

         8. EDGEWOOD shall not be liable to the CORPORATION for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed by this Agreement.

         9. Subject to Section 10, this Agreement may be amended at any time by mutual agreement in writing of all the parties hereto, provided that no provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and that the Corporation's consent to any material amendment to the Agreement requires the approval provided for in Section 5.

         10. The Board of Directors of the Corporation has adopted a Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act with respect to one or more Funds and Classes (the "12b-1 Plan") and may make payments to Edgewood pursuant to such 12b-1 Plan, subject to and in accordance with the terms and conditions thereof and any related agreements. During such period as Edgewood receives compensation pursuant to the 12b-1 Plan with respect to one or meore Funds and Classes, as provided in one or more exhibits to this Agreement, and this Agreement constitutes a 12b-1 related agreement.

           (a) This Agreement shall continue in effect with respect to each Class for which Edgewood receives compensation pursuant to the 12b-1 Plan from and after its effective date with respect to such Class only if such continuance is specifically approved annually by the vote of both the Corporation's Board of Directors and by the directors who are not "interested persons" (as defined in the 1940
           Act) of the Corporation and have no direct or indirect financial interest in the operation of the 12b'1 Plan or in any agreements related thereto (the "Independent Directors"), cast


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in person at a meeting called for the purpose of voting on such 12b-1 Plan or related agreements.

           (b) This Agreement may be terminated, without the payment of any penalty, by the Corporation as to any Fund or Class by vote of a majority of the Independent Directors or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the affected Fund or Class or by Edgewood, in either case, on sixty days' prior written notice to the other party.

           (c) Any material amendment to this Agreement requires the approval provided for in Section 10(a) with respect to annual renewals of this Agreemetn, and any amendment that materially increases the amount to be spent for distribution services requires the additional approval of the majority of the Corporation's outstanding voting securities (as defined in the 1940 Act) of each affected Fund or Class.

           (d) The selection and nomination of those directors who are not "intersted persons" (as defined in the 1940 Act) of the Corporation shall be committed to the discretion of the Directors of the Corporation who are not such "interested persons" of the Fund.

         11. Edgewood shall clear and file all advertising, sales, marketing and promotional materials of the Fund provided to Edgewood, or in the preparation of which it has participated, with the NASD as required by the 1933 Act and the 1940 Act, and the rules promulgated thereunder, and by the rules of the NASD. Edgewood will ensure that all direct requests for Prospectuses and SAIs are fulfilled.

         12. Edgewood agrees to make available one or more members of its staff or the staff of an affiliated company to attend all Board meetings of the Corporation in order to provide informtion with regard to the ongoing distribution process and for such other purposes as may be requested by the Board of Directors of the Corporation.

         13. Edgewood represents and warrants to the Corporation that (a) it is duly organized as a New York Corporation, (b) it is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and (c) its entering into this contract or providing the services contemplated thereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreemetn or document to which Edgewood is a party or by which it is bound.

         14. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

         15. (a) Subject to the conditions set forth below, the CORPORATION agrees to indemnify and hold harmless EDGEWOOD and each person, if any, who controls EDGEWOOD within the meaning of Section_15 of the 1933 Act and Section_20 of the Securities Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectuses or SAIs (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the CORPORATIONby or on behalf of EDGEWOOD expressly for use in the


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Registration Statement, any Prospectuses and SAIs or any amendment or supplement thereof.

         If any action is brought against EDGEWOOD or any controlling person thereof with respect to which indemnity may be sought against the CORPORATION pursuant to the foregoing paragraph, EDGEWOOD shall promptly notify the CORPORATION in writing of the institution of such action and the CORPORATION shall assume the defense of such action, including the employment of counsel selected by the CORPORATION and payment of expenses. EDGEWOOD or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of EDGEWOOD or such controlling person unless the employment of such counsel shall have been authorized in writing by the CORPORATION in connection with the defense of such action or the CORPORATION shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the CORPORATION. Anything in this paragraph to the contrary notwithstanding, the CORPORATION shall not be liable for any settlement of any such claim of action effected without its written consent. The CORPORATION agrees promptly to notify EDGEWOOD of the commencement of any litigation or proceedings against the CORPORATION or any of its officers or DIRECTORS or controlling persons in connection with the issue and sale of Shares or in connection with the Registration Statement, Prospectuses, or SAIs.

     (b) EDGEWOOD agrees to indemnify and hold harmless the CORPORATION, each of its DIRECTORS, each of its officers who have signed the Registration Statement and each other person, if any, who controls the CORPORATION within the meaning of Section_15 of the 1933 Act, but only with respect to statements or omissions, if any, made in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof in reliance upon, and in conformity with, information furnished to the CORPORATION about EDGEWOOD by or on behalf of EDGEWOOD expressly for use in the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof. In case any action shall be brought against the CORPORATION or any other person so indemnified based on the Registration Statement or any Prospectus, SAI, or any amendment or supplement thereof, and with respect to which indemnity may be sought against EDGEWOOD, EDGEWOOD shall have the rights and duties given to the CORPORATION, and the CORPORATION and each other person so indemnified shall have the rights and duties given to EDGEWOOD by the provisions of subsection (a) above.

     (c) Nothing herein contained shall be deemed to protect any person against liability to the CORPORATION or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

     (d) Insofar as indemnification for liabilities may be permitted pursuant to Section_17 of the 1940 Act, EDGEWOOD and controlling persons of Edgewood by the CORPORATION pursuant to this Agreement, the parties hereto are aware of the position of the Securities and Exchange Commission


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as set forth in the Investment Company Act Release No._IC-11330. Therefore,
notwithstanding the foregoing paragraphs (a) and (b), the parties agree that (A) in addition to complying with other applicable provisions of this Agreement, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made to Edgewood or any controlling person of Edgewood unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Disinterested DIRECTORS, or
(ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence or reckless disregard of duties; (B) advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against Edgewood or controlling persons of Edgewood will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the CORPORATION is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of non-party Disinterested DIRECTORS or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.



         16. If at any time the Shares of any Fund are offered in two or more Classes, EDGEWOOD agrees to adopt compliance standards as to when a class of shares may be sold to particular investors.

         17. This Agreement will become binding on the parties hereto upon the execution of the attached exhibits to the Agreement.



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INVESTMENT COMPANY NAME

                                    Exhibit A
                                     to the
                             Distributor's Contract

                          DEUTSCHE FAMILY OF FUNDS, INC
                         DEUTSCHE EUROPEAN MID-CAP FUND
                            DEUTSCHE GERMAN BOND FUND
                           DEUTSCHE GERMAN EQUITY FUND
                            DEUTSCHE GLOBAL BOND FUND
                          DEUTSCHE JAPANESE EQUITY FUND
                              DEUTSCHE TOP 50 ASIA
                             DEUTSCHE TOP 50 EUROPE
                               DEUTSCHE TOP 50 US
                              DEUTSCHE TOP 50 WORLD
                                 CLASS A SHARES

         In consideration of the mutual covenants set forth in the Distributor's Contract dated _________________, 1997 between Deutsche Family of Funds, Inc. and Edgewood Services, Inc., Deutsche Family of Funds, Inc. executes and delivers this Exhibit on behalf of Deutsche European Mid- Cap Fund, Deutsche German Bond Fund, Deutsche German Equity Fund, Deutsche Global Bond Fund, Deutsche Japanese Equity Fund, Deutsche Top 50 Asia, Deutsche Top 50 Europe, Deutsche Top 50 US, and Deutsche Top 50 World, with respect to the Class A shares thereof.

         Witness the due execution hereof this _____ day of __________, 1997.

ATTEST:                                           DEUTSCHE FAMILY OF FUNDS, INC.



_________________________________________         By: ________________________
                           Secretary                  President

ATTEST:                                           EDGEWOOD SERVICES, INC.



-----------------------------------------         By: -------------------------
                           Secretary                  Executive Vice President


INVESTMENT COMPANY NAME                                         VERSION#/DATE



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                                    Exhibit B
                                     to the
                             Distributor's Contract

                         DEUTSCHE FAMILY OF FUNDS, INC.
                  DEUTSCHE EUROPEAN MID-CAP FUND CLASS B SHARES
                    DEUTSCHE GERMAN BOND FUND CLASS B SHARES
                   DEUTSCHE GERMAN EQUITY FUND CLASS B SHARES
                    DEUTSCHE GLOBAL BOND FUND CLASS B SHARES
                  DEUTSCHE JAPANESE EQUITY FUND CLASS B SHARES
                       DEUTSCHE TOP 50 ASIA CLASS B SHARES
                      DEUTSCHE TOP 50 EUROPE CLASS B SHARES
                      DEUTSCHE TOP 50 WORLD CLASS B SHARES
                        DEUTSCHE TOP 50 US CLASS B SHARES



         The following provisions are hereby incorporated and made part of the Distributor's Contract dated ____________, between DEUTSCHE FAMILY OF FUNDS, INC. and Edgewood Services, Inc. with respect to the classes of shares set forth above.

     1. The CORPORATION hereby appoints EDGEWOOD to engage in activities principally intended to result in the sale of shares of the above-listed Class ("Shares"). Pursuant to this appointment, EDGEWOOD is authorized to select a group of financial intermediaries ("Financial Intermediaries") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the CORPORATION.

     2. During the term of this Agreement, the CORPORATION will pay EDGEWOOD for services pursuant to this Agreement, a monthly fee computed at the annual rate of 0.75% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

     3. EDGEWOOD may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as EDGEWOOD may, by notice to the CORPORATION, voluntarily declare to be effective.

     4. EDGEWOOD will enter into separate written agreements, in the form approved by the Board of Directors of the Corporation, with various firms to provide certain distribution, marketing and shareholder services. EDGEWOOD, in its sole discretion, may pay Financial Intermediaries a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by each Fund and EDGEWOOD. Each such agreement that provides for payments thereunder to be made pursuant to the 12b-1 Plan shall be subject to annual approval by the Board of Directors of the Corporation and shall comply with the terms and conditions of the 12b- 1 Plan.

     5. EDGEWOOD will prepare reports to the Board of directors of the CORPORATION on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Intermediaries and the purpose for such expenditures.

     In consideration of the mutual covenants set forth in the Distributor's Contract dated ___________________ between DEUTSCHE FAMILY OF FUNDS, INC. and Edgewood Services, Inc.


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DEUTSCHE FAMILY OF FUNDS, INC. executes and delivers this Exhibit on behalf of the REFERENCED FUNDS, and with respect to the REFERENCED CLASSES OF SHARES thereof, first set forth in this Exhibit.

   Witness the due execution hereof this ___ DAY OF ___________, 19___.


ATTEST:                                          DEUTSCHE FAMILY OF FUNDS, INC.



                                                  By:
Secretary                                             President
(SEAL)

ATTEST:                                          Edgewood Services, Inc.


                                                 By:
Secretary                                           Executive Vice President
(SEAL)




INVESTMENT COMPANY NAME                                        VERSION#/DATE